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                                                                 Exhibit 10.13.3

                  SECOND AMENDMENT TO STOCK RIGHTS AGREEMENT


          This is the Second Amendment to Stock Rights Agreement (the "Amendment"), dated September 30, 1998, between DANIEL J. VENUTI ("Shareholder"), PAETEC CORP., a Delaware corporation with its principal place of business at 290 Woodcliff Drive, Fairport, New York 14450 (the "Company"), PAETEC COMMUNICATIONS, INC., a Delaware corporation and wholly-owned subsidiary of the Company with its principal place of business at 290 Woodcliff Drive, Fairport, New York 14450 ("Subsidiary"), and ARUNAS A. CHESONIS ("Founder").

                                   RECITALS

          A. Shareholder holds 250,000 shares of Class A common stock of the Company, subject to certain restrictions contained in a Stock Rights Agreement, dated July 17, 1998, among the parties (the "Agreement"). Shareholder also holds 30,000 shares of Class B common stock of the Company, subject to certain restrictions contained in the Agreement and in the First Amendment to Stock Rights Agreement dated August 13, 1998 (the "First Amendment").

          B. The Company has now offered to issue to Shareholder 30,000 additional shares of Class A common stock at a purchase price of $2.50 per share, subject to certain restrictions.

          C. The Company, Subsidiary, Shareholder, and Founder enter into this Amendment for the purpose of confirming Shareholder's additional equity interest in the Class A common stock of the Company and outlining the rights of Shareholder and the restrictions imposed by the Company with respect to the additional Class A common stock to be held by Shareholder.

                                     TERMS

          NOW, THEREFORE, in consideration of the following mutual promises, the parties agree as follows:

          1.  Issuance of Shares.  The Company confirms its offer to issue
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30,000 shares of Class A common stock (the "Additional Class A Shares") to
Shareholder at a price of $2.50 per share, payable in full upon issuance of the Additional Class A Shares. A stock certificate evidencing the Additional Class A Shares shall be issued in the name of Shareholder upon receipt of this executed Amendment and payment in full of the purchase price.

          2.  Incorporation of Agreement and First Amendment by Reference.  All
              -----------------------------------------------------------
of the provisions of the Agreement shall apply to the Additional Class A Shares issued to
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Shareholder pursuant to this Amendment, except to the extent that a provision of this Amendment expressly supersedes any provision of the Agreement or First Amendment. Sections 3 and 5 of the First Amendment, which modify Sections 4 and 2, respectively, of the Agreement, shall also apply to the Additional Class A Shares.

          3.   Legends.  Each certificate for Additional Class A Shares owned by
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Shareholder shall bear the following legends:

               (a) The shares represented by this certificate were issued to the shareholder with restrictions. Neither the shares, nor any interest in them, may be sold, transferred, assigned, pledged, hypothecated, or otherwise disposed of, unless that transfer is expressly permitted by a stock rights agreement, including any amendment thereto, between the shareholder and the Company, a copy of which is on file at the office of the Company in Fairport, New York.

               (b) The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred in the absence of such registration unless the Company receives an opinion of counsel reasonably acceptable to it stating the such sale or transfer is exempt from registration.

With respect to Additional Class A Shares that are subject to the Company's Purchase Option, described in Section 3 of the Agreement, however, Shareholder shall be entitled to a certificate without the legend set forth in subparagraph
(a), evidencing any Additional Class A Shares as to which the Purchase Option has expired.

          The parties' assent to the terms of this Amendment is confirmed by their signatures below.

                                    PAETEC CORP.



                                    By:   /s/ Arunas A. Chesonis
                                        ________________________________
                                          Title: President

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                                    PAETEC COMMUNICATIONS, INC.



                                    By:   /s/ Arunas A. Chesonis
                                        ________________________________
                                          Title: President



Address:                                  /s/ Daniel J. Venuti
                                    ____________________________________
                                          Daniel J. Venuti
106 Huntshill Road
Solvay, New York  13209


Address:                                  /s/ Arunas A. Chesonis
                                    ____________________________________
                                          Arunas A. Chesonis
18 Buckthorn Run
Victor, New York  14564


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